UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CELANESE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CELANESE CORPORATION
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

NOTICE OF CORRECTION

Notice of Correction to the Proxy Statement for the
Annual Meeting of Shareholders to be held on April 26, 2007
     This notice sets forth a correction to information contained in the Proxy Statement, dated March 26, 2007 (the “Proxy Statement”), of Celanese Corporation (the “Company”) that was filed with the Securities and Exchange Commission (the “Commission”) in connection with the solicitation of proxies on behalf of the Company’s Board of Directors to be voted at the Annual Meeting of Shareholders of the Company. The Proxy Statement included an error on page 18 in listing the names of the members of the Company’s Audit Committee under the caption “Report of the Audit Committee.” John K. Wulff was incorrectly listed as a member of the Audit Committee, and James E. Barlett was incorrectly deleted as a member. This error is corrected in the information below.
“Report of the Audit Committee
     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the committee are set forth in the revised Audit Committee Charter adopted by the Board on November 2, 2006.
     Company management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm KPMG is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.
     The committee reviewed and discussed with Company management and KPMG the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG its independence.
     The committee has also considered whether the provision to the Company by KPMG of limited non-audit services is compatible with maintaining the independence of KPMG. The committee has satisfied itself as to the independence of KPMG.
     Based on the committee’s review of the audited consolidated financial statements of the Company, and on the committee’s discussion with Company management and with KPMG, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
This report was submitted by the Audit Committee,
David F. Hoffmeister, Chairman
Martin G. McGuinn
James E. Barlett”